Exhibit 4.1
Execution Version
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”), is dated as of August 1, 2022, by and between Evolent Health, Inc., a Delaware corporation (the “Company”), TPG Growth V Iceman, L.P., a Delaware limited partnership (the “TPG Holder”) and the individuals set forth on Schedule I hereto (together with the TPG Holder, each a “Holder” and collectively, the “Holders”).
WHEREAS, the Company, Evolent Health LLC, a Delaware limited liability company, Endzone Merger Sub, Inc., a Delaware corporation and TPG Growth Iceman Parent, Inc., a Delaware corporation are parties to that certain Agreement and Plan of Merger, dated June 24, 2022 (the “Merger Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Merger Agreement); and
WHEREAS, in connection with the consummation of the transaction contemplated by the Merger Agreement, the parties desire to enter into this Agreement to grant certain registration rights to the Holders as set forth in this Agreement.
NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties agree as follows:
Section 1.Registration Rights.
1A.For purposes of this Agreement, the “Shelf Registration Statement” means the Registration Statement of the Company filed with the SEC on Form S-3 prior to Closing for an offering to be made on a continuous basis pursuant to Rule 415 under the 1933 Act and which will cover the resale of the Parent Shares, or another registration statement of the Company filed with the SEC that replaces such registration statement. The Company will use its reasonable best efforts (i) to maintain the effectiveness of a Shelf Registration Statement in accordance with the terms hereof and (ii) upon the request of the TPG Holder, which shall be made no earlier than five (5) Business Days following the date hereof, to file such amendments, including post-effective amendments, and prospectus supplements as may be necessary to provide for the resale of the Parent Shares by such Holder from time to time (but subject to the terms of the Purchase Price Adjustment Agreement), and pursuant to any method or combination of methods legally available to, and reasonably requested by, the TPG Holder, and shall include a plan of distribution that provides each applicable Holder with a reasonably appropriate opportunity to sell the Parent Shares pursuant to such Shelf Registration Statement. The Company shall use its reasonable best efforts to prepare and file with the SEC such amendments, including post-effective amendments and supplements as may be necessary to keep such Shelf Registration Statement effective and in compliance with the provisions of the 1933 Act until the earlier of (a) the first anniversary of the date of this Agreement and (b) such time as the Holder no longer owns any Parent Shares. Notwithstanding the foregoing, the Holders agree to sell any Parent Shares pursuant to Rule 144 of the 1933 Act if, at the time of such proposed sale, resale under Rule 144 of the 1933 Act is available without any limitations. Holders will provide any necessary assistance and information as may be reasonably requested by the Company in order for the Company to comply with its obligations under this Section 1. The Company will pay all costs and expenses of the Company (which shall not include, for the avoidance of doubt, any underwriting discounts or commissions or other expenses of the Holders) in connection with such Shelf Registration Statement as well as any amendments or supplements thereto.
1B.If the continued use of the Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure or if in the good faith judgment of the Board of Directors of the Company the use of the Shelf Registration Statement as set forth herein would be materially detrimental to the Company and the Board of Directors concludes, as a result, that it is in the best interests of the Company to suspend use of the Shelf Registration Statement, the Company may, upon giving prompt written notice of such action to each Holder, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than twice during any 12-month period, or (ii) for a period exceeding 60 days in the aggregate during any 12-month period. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable prospectus and in connection with any sale or purchase of, or offer to sell or purchase, Parent Shares, upon receipt of the notice referred to above. The Company shall immediately notify each Holder in writing upon the termination of any Shelf Suspension, and upon such termination, promptly amend or supplement any prospectus, if necessary, so, it does not contain any untrue statement or omission and furnish to such Holder such numbers of copies of the prospectus as so amended or supplemented as such Holder may reasonably request. Notwithstanding the provisions of this Section 1(b), the Company may not postpone the filing or effectiveness of, or suspend use of, the Shelf Registration Statement past the date upon which the applicable Adverse Disclosure is disclosed to the public or ceases to be material. During a Shelf Suspension, the Company shall be prohibited from filing a registration statement for its own account or for the account of any other Holder or holder of its securities. “Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Board of Directors of the Company, after consultation with outside legal counsel to the Company: (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
1C.At any time during which the Company has an effective Shelf Registration Statement with respect to Parent Shares and until the earlier of (i) the first anniversary of the date of this Agreement and (ii) such time as the Holder no longer owns any Parent Shares, by notice to the Company specifying the intended method or methods of disposition of such Registrable Securities, as soon as reasonably practicable (taking into account any required notice period under the Existing RRA) following the written request of the TPG Holder (a “Shelf Takedown Request”) that the Company effect an underwritten public offering of all or a portion of such Registrable Securities (a “Shelf Takedown”), the Company shall amend or supplement the Shelf Registration Statement for such purpose in a manner consistent with the Holder’s intended distribution; provided, however, in no event shall the Company be required to undertake more than three (3) Shelf Takedowns with respect to the Parent Shares. All determinations as to whether to complete any Shelf Takedown and as to the timing, manner, price and other terms of

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any Shelf Takedown contemplated by this Section 1C shall be determined by the TPG Holder, and the Company shall use its reasonable best efforts to cause any such offering to occur as promptly as practicable, consistent with the intended plan of distribution. In such event, the TPG Holder shall have the right to designate the lead managing underwriter and each other managing underwriter to administer the offering, subject to the Company’s approval (not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, (x) in an auction style block trade process, the TPG Holder will have the right to choose the underwriter, consistent with its right above to determine the terms of any Shelf Takedown for any underwritten offering to be effected as an overnight or bought deal or block trade and (y) the Holders agree to sell any Parent Shares pursuant to Rule 144 of the 1933 Act if, at the time of such proposed sale, resale under Rule 144 of the 1933 Act is available without any limitations.
1D.Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Parent Shares in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:
1.enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form), in form and substance reasonably satisfactory to the Company, and take all such other actions as the Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Parent Shares (including, without limitation, making available the executive officers of the Company and participating in virtual “road shows,” investor presentations, marketing events and other selling efforts);
2.in the case of any underwritten offering, use its reasonable best efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;
3.use its reasonable best efforts to provide (i) a legal opinion of the Company’s outside counsel dated the date of the Prospectus addressed to the Company addressing the validity of the Parent Shares being offered thereby, (ii) on the date that such Parent Shares are delivered to the underwriters for sale in connection with a Shelf Takedown, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the closing date of the applicable sale, (a) one or more legal opinions of the Company’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten public offering or, if requested and customary, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holder assisting in the sale of the Parent Shares, in form and substance as customarily given to a broker, placement agent or other agent in such non-underwritten offering, and (b) in an underwritten public offering, one or more “negative assurances letters” of the Company’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in the underwritten public offering, addressed to the underwriters and (iii) customary certificates executed by authorized officers of the Company as may be reasonably requested by each Holder or any underwriter of such Parent Shares;
4.promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the Shelf Registration Statement or the Prospectus contains any untrue statement of a

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material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, when any issuer free writing prospectus includes information that may conflict with the information contained in the Shelf Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Shelf Registration Statement or Prospectus in order to comply with the 1933 Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Shelf Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance.
Each Holder agrees that, as promptly as possible after receipt of any notice from the Company of the happening of any event of the kind described in Section 1D.4, such Holder will forthwith discontinue disposition of Parent Shares pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 1D.4, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, or any amendments or supplements thereto, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Parent Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the Shelf Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Parent Shares covered by the Shelf Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 1D.4 or is advised in writing by the Company that the use of the Prospectus may be resumed.
During the period beginning on the date hereof and ending at 12:01 a.m. on August 4, 2022, no Holder shall (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Share Consideration, or (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Share Consideration, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of any Share Consideration, in cash or otherwise.
1E.Indemnification.
1.Indemnification by the Company. The Company will indemnify and hold harmless each Holder and their respective Affiliates, and their respective directors, officers, trustees, members, partners, managers, employees, investment advisers and agents, and each other Person, if any, who controls such Holder within the meaning of the 1933 Act, against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”), joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof)

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arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements in any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof, in light of the circumstances under which they were made not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, except, in each case, to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with Holder Information (as defined below). In no event shall the Company be liable for fees and expenses of more than one counsel separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
2.Indemnification by Holders. Each Holder agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder, relating to such Holder, to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto (“Holder Information”). In no event shall the liability of such Holder be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Holder in connection with any claim relating to this Section 1E and the amount of any damages such has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Parent Shares included in such Registration Statement giving rise to such indemnification obligation.
3.Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided,

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further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
4.Contribution. If for any reason the indemnification provided for in the preceding paragraphs 1E.1 and 1E.2 is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 1E and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Parent Shares giving rise to such contribution obligation.
Section 2.Miscellaneous.
2A.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
2B.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
2C.Amendments. This Agreement may be amended only upon the written consent of all of the parties hereto.
2D.Counterparts; Facsimile and Email. This Agreement may be executed simultaneously in two or more counterparts (each of which may be transmitted via facsimile or email), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.
2E.Descriptive Headings; Interpretation. Section headings used in this Agreement are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, such agreement. The use of the word “including” or any variation or derivative thereof in this Agreement is by way of example rather than by limitation.

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2F.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws.
2G.Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.
2H.No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
2I.Entire Agreement. This Agreement and the other documents referred to herein contain the entire agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties hereto, written or oral, which may have related to the subject matter hereof in any way.
2J.Termination. This Agreement will terminate on the earlier of (i) the first anniversary of the date of this Agreement and (ii) such time as the Holder no longer owns any Parent Shares.
2K.Definitions.
“1933 Act” means the Securities Act of 1933.
“1934 Act” means the Securities Exchange Act of 1934.
“Agreement” has the meaning set forth in the preamble.
“Company” has the meaning set forth in the preamble.
“Existing RRA” means the Registration Rights Agreement by and among Evolent Health, Inc. and certain stockholders, dated as of June 4, 2015.
“Holder” and “Holders” have the meaning set forth in the preamble.
“Holder Information” has the meaning set forth in Section 1E.2.
“Merger Agreement” has the meanings set forth in the recitals.
“Losses” has the meaning set forth in Section 1(E).
“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Parent Shares covered by such Registration Statement and by all

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other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.
“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.
“Registration Statement” means any registration statement of the Company under the 1933 Act that covers the resale of any of the Parent Shares pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.
“Shelf Registration Statement” has the meaning set forth in Section 1A.
“Shelf Suspension” has the meaning set forth in Section 1B.
“TPG Holder” has the meaning set forth in the preamble.
* * * * *

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.
EVOLENT HEALTH, INC.

By:
 Name:
Title:

[Signature Page to Registration Rights Agreement]

TPG GROWTH V ICEMAN, L.P.

By:
 Name:
Title:

[Signature Page to Registration Rights Agreement]

_________________________
Vince Coppola

[Signature Page to Registration Rights Agreement]

_________________________
Neepa Patel

[Signature Page to Registration Rights Agreement]

_________________________
Brian Holt

[Signature Page to Registration Rights Agreement]

_________________________
Amy Schornick

[Signature Page to Registration Rights Agreement]

_________________________
Kerry Perry

[Signature Page to Registration Rights Agreement]

Schedule I
Vince Coppola
Neepa Patel
Brian Holt
Amy Schornick
Kerry Perry